Exhibit 10.23

AAR CORP.

NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

(“Agreement”)

1.  Subject to the provisions set forth herein and the terms and conditions of the AAR CORP. Stock Benefit Plan (“Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of «Name» (“Grantee”) herein provided, AAR CORP., a Delaware corporation (“Company”), hereby grants to the Grantee an option entitling the Grantee to purchase from the Company common stock of the Company, par value $1.00 per share (“Common Stock”), in the number of shares at the purchase price per share, and on the schedule, set forth below (“Option”).

Number of Shares
Subject to Option: (subject to adjustment pursuant to the terms of this Agreement.)	3,500

Option Price Per Share: (subject to adjustment pursuant to the terms of this Agreement.)	$ «Price»

Date of Grant:	«Date»

Option Vesting Schedule:

Number of Shares Becoming	Date First
Subject to Exercise	Exercisable

First 875 shares of Grant	«IncrDate1»
Second 875 shares of Grant	«IncrDate2»
Third 875 shares of Grant	«IncrDate3»
Fourth 875 shares of Grant	«IncrDate4»

Each of the above option increments shall expire on «Expiry» (“Expiration Date” of the Option) or upon the earlier expiration of the Option as provided in this Agreement.

In the event the Grantee’s membership on the Board terminates within one year following a Change in Control whether or not such Change in Control has the prior written approval of a majority of the Continuing Directors, and notwithstanding any conditions or restrictions contained in this Agreement, the Option shall become immediately exercisable on the date of such termination with respect to all shares of Common Stock covered thereby, whether vested or not, and not previously purchased upon exercise of the Option and shall remain so exercisable until the Option expires as provided in paragraph 1 or 3 herein.

For purposes of this Agreement, the following terms have the meaning set forth below:

(a)           “Permitted Assignment” means an assignment in writing approved by the Company, and otherwise meeting the requirements of the Plan document, of all or any portion of this award to (i) Grantee’s spouse or lineal descendent(s), (ii) the trustee of a trust for the primary benefit of Grantee’s spouse or lineal descendent(s), (iii) a partnership of which the Grantee’s spouse or lineal descendent(s) are the only partners, or (iv) a tax exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code, for which the Grantee does not receive any consideration.

(b)           “Retirement” means the voluntary termination of membership on the Board at or after age 65 with not less than five (5) consecutive years of service as a non-employee director of the Company.

2.             The exercise of the Option is conditioned upon the acceptance by the Grantee of the terms hereof as evidenced by the Grantee’s execution of this Agreement and return of an executed copy to the Secretary of the Company within thirty (30) days from the date of the cover letter from the Secretary transmitting original copies to the Grantee for execution.

3.             (a)           If the Grantee’s service on the Board is terminated for any reason, other than for Retirement, death or Disability, the Option of Grantee shall terminate on the earlier to occur of (i) three months after termination of service on the Board or (ii) the date that the Option expires in accordance with its terms.

(b)           If the Grantee’s service on the Board is terminated by reason of Retirement, the Option shall remain exercisable by the retired Grantee until the Option expires by its terms and may be exercised by the retired Grantee in the same manner and to the same extent as if he had continued service on the Board during that period; provided, however, that if the Grantee dies before the Option expires, the Option shall be exercisable only by the Successor of the deceased Grantee (as defined in the Plan) to the extent that the deceased Grantee was entitled at the date of the Grantee’s death.

(c)           If (i) the Grantee’s service on the Board is terminated by reason of death or (ii) the Grantee dies within three months after the termination of his service on the Board, the Option shall expire on the earlier to occur of one year after Grantee’s death or the Expiration Date of the Option; provided, however, that during such period, the Option shall be exercisable only by the Successor of the deceased Grantee to the extent, if any, that the deceased Grantee was entitled at the date of the Grantee’s death.

(d)           If the Grantee’s service on the Board is terminated by reason of Disability, the Option shall expire on the earlier to occur of one year after termination of service on the Board or the date the Option expires in accordance with its terms, and during said period the Option may be exercised by the disabled Grantee with respect to the same number of shares, in the same manner and to the same extent as if the Grantee had continued service on the Board during such period.

(e)           If at any time prior to expiration of this Option, the Grantee, without the Company’s express written consent, directly or indirectly, alone or as a member of a partnership, group or joint stock venture or as an employee, officer, director, or stockholder of any corporation, or in any capacity engages in any activity which is competitive with any of the businesses conducted by the Company or its Affiliated Companies from time to time or at any time during the Grantee’s term of employment, the Grantee shall forfeit and return all Award Shares not previously released from the restrictions of Section 1 hereof.

4.             Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by the Grantee, or the Grantee’s personal representative in the event of the Grantee’s death or disability necessitating a Court approved personal representative, by delivering such notice to the Secretary of the Company, accompanying such notice with (i) payment in full of the purchase price of any shares to be purchased, which may be made in cash, or in the form of a certified check or a cashier’s check issued by a federally insured bank or federally insured savings and loan association, in all cases made payable to AAR CORP., and as set forth in the Plan, or by surrendering a number of shares of Common Stock of the Company with a Fair Market Value (as defined in the Plan) on the date of exercise equal to the purchase price, or by directing the Company to withhold such number of shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by any combination of the above, and (ii) payment of an amount sufficient to satisfy any applicable withholding requirements as provided for in Section 13 below.  Any exercise of the Option shall be effective as of the later of the dates specified in such notice and the date the notice and accompanying payment are actually received by the Secretary of the Company.

5.             Any exercise of an Option shall be subject to action by the Board taken at any time in its sole discretion (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon exercise of the Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares on a stock exchange if the shares are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which such shares are listed, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of the Option, or any provision of this Agreement or the Plan, to recognize an exercise of the Option or to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the Expiration Date of the Option, and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to any other person with respect to any shares as to which the Option shall lapse because of such postponement.  If deemed necessary by the Committee, the Grantee may be required to represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution; and the Company may place a legend on the related stock certificate to indicate that the stock may not be sold or otherwise disposed of except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including, but not limited to Rule 144.

6.             Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obliged to issue or transfer any of its Common Stock to Grantee upon exercise of the Option, if the Committee or the Board of Directors of the Company determines that the issuance or transfer of such Common Stock, or payment of such amount of cash, would be in violation of any covenant in any of the Company’s loan agreements or other contracts.

7.             Any increase or decrease in the number of outstanding shares of Common Stock of the Company occurring through stock splits, stock dividends, stock consolidations, spin offs, other distributions of assets to shareholders or assumption or conversion of outstanding Options due to an acquisition after the Date of Grant of the

Option shall be reflected proportionately in the number of shares of Common Stock subject to the Option; and a proportionate reduction or increase, as applicable, shall be made in the Option Price Per Share hereunder.  Any fractional shares resulting from such adjustment shall be eliminated.  If changes in capitalization other than those considered above shall occur, the Board of Directors of the Company shall make such adjustment in the number or class of shares purchasable upon exercise of the Option and in the Option Price Per Share as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

8.             The Option may be exercised only by the Grantee during the Grantee’s lifetime and may not be transferred other than by a Permitted Assignment, will or the applicable laws of descent or distribution.  The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

9.             Neither the Grantee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until such shares shall have been actually issued.

10.           In the event the Option shall be exercised in part, the Company may require that this Agreement be delivered by the Grantee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the

Company shall determine, such partial exercise.  In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event that a change in the number or designation of the Common Stock shall be made, the Company may require the Grantee to surrender this Agreement to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, such change in the number or designation of the Common Stock.

11.           When the Option expires as herein provided, such expiration shall occur at the Company’s close of business on the date of expiration.

12.           Nothing in the Option shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.  The execution of this agreement by the Grantee conclusively evidences the Grantee’s intent to continue to serve as a director of the Company for the remainder of the Grantee’s term during which the Option was granted.

13.           Upon any exercise of the Option, the Grantee shall remit to the Company an amount necessary to satisfy applicable withholding requirements including those arising under state and federal income tax laws.  If the Grantee does not remit such amount, the Company may withhold all or a portion of any compensation then or in the future owed to the Grantee as necessary to satisfy such requirements.

The Grantee may satisfy the income tax withholding obligation in connection with such Option in whole or in part by (i) directing the Company to withhold a portion of the shares otherwise distributable to the Grantee or (ii) transferring to the Company shares of

Common Stock of the Company previously acquired by the Grantee having a Fair Market Value (as defined in the Plan) on the date such shares are transferred to the Company equal to the amount of such withholding or lesser portion thereof as may be desired by the Grantee.  A Grantee’s election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the Grantee in connection with such Option and must be irrevocable.  In lieu of a separate election on each Taxable Date (as defined in the Plan), the Grantee may file a blanket election with the Committee which shall govern all future Taxable Dates until revoked by the Grantee.

14.           The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

15.           The Option, and this Agreement, shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

16.           This Agreement has been examined by the parties hereto, and accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall have no application in the construction or interpretation hereof.  If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.

17.           This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and any prior understanding or representation of any kind antedating this Agreement concerning such subject matter shall not be binding upon either party except to the extent incorporated herein.  No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto.  No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect of which it was specifically made.

18.           This Agreement shall be construed consistent with the provisions of the Plan and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

19.           Capitalized terms used herein and not defined herein will have the meaning set forth in the Plan.

IN WITNESS WHEREOF, this Agreement has been executed for the Company by its duly authorized officer on the 23rd day of August, 2004.

AAR CORP.

By:
Name:	Howard A. Pulsifer
Title:	Vice President and Secretary

The undersigned hereby accepts the foregoing Option and the terms and conditions thereof on this              day of                               , 2004.

Director
Name:	«Name»